Exhibit 99.1

Signing Day Sports, Inc. Announces Pricing of Initial Public Offering

New York/November 13, 2023 – Signing Day Sports, Inc. (NYSE American: SGN) (the “Company”), developer of the Signing Day Sports app and platform service for high school athletes in the college recruitment process today announced the pricing of its initial public offering (the “Offering”) of 1,200,000 shares of common stock at a price to the public of $5.00 per share for gross Offering proceeds of $6,000,000. The shares are expected to begin trading on the NYSE American LLC stock exchange on November 14, 2023, under the symbol “SGN”.

The Offering is expected to close on November 16, 2023, subject to the satisfaction of customary closing conditions. Net proceeds to the Company, after deducting underwriting discounts and commissions and other offering expenses, are expected to be approximately $4.8 million. The Company intends to use the net Offering proceeds for the development and commercialization of its technology platform, expansion of its sales team and marketing efforts, and working capital and general corporate purposes.

In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 180,000 shares, at the Offering price, less underwriting discounts and commissions.

Boustead Securities, LLC is acting as the sole book-running manager for the Offering.

Bevilacqua PLLC is acting as U.S. legal counsel to the Company and Anthony L.G., PLLC is acting as legal counsel to Boustead Securities, LLC for the Offering.

The Offering is being conducted pursuant to the Company’s Registration Statement on Form S-1 (File No. 333- 271951) previously filed with, and subsequently declared effective on November 13, 2023, by the U.S. Securities and Exchange Commission (the “SEC”). The Offering is being made only by means of a prospectus. Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, electronic copies of the prospectus relating to the Offering may be obtained from Boustead Securities, LLC, 6 Venture, Suite 395, Irvine, California 92618, by phone at +1- 949-502-4408 or by email at offerings@boustead1828.com.

About Signing Day Sports:

Signing Day Sports’ app allows student-athletes to build their Signing Day Sports recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. The Signing Day Sports app includes a platform to upload a comprehensive data set including video-verified measurables (such as height, weight, 40-yard dash, wingspan, and hand size), academic information (such as official transcripts and SAT/ACT scores), and technical skill videos (such as game day as well as training videos).

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to obtain additional funding to develop additional services and offerings, market acceptance of the Company’s offerings, competition from existing online offerings or new offerings that may emerge, impacts from strategic changes to our business on our net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals and slow the rate of user attrition, the Company’s ability and third parties’ abilities to protect intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, the Company’s ability to attract and retain key personnel to manage its business effectively, and other risks and uncertainties that will be described more fully in the section titled “Risk Factors” in the final prospectus related to the Offering to be filed with the SEC and other reports filed with the SEC thereafter. These risks and uncertainties are, in some cases, beyond our control and could materially affect results. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts

Signing Day Sports Investor Relations Website and Contact:

ir.signingdaysports.com

Email: Support@signingdaysports.com

Signing Day Sports, Inc.

David O’Hara, Chief Operating Officer
Email: david@signingdaysports.com

Underwriter Inquiries:

Boustead Securities, LLC
(949) 502-4408

offerings@boustead1828.com